UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 10, 2015

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2015, Mattel, Inc. (the “Company”) and Bryan G. Stockton, former Chairman of the Board of Directors and Chief Executive Officer, entered into a consulting agreement (“Agreement”) with the Company for a term of twelve months, effective as of March 1, 2015 (the “Consulting Period”). Pursuant to the terms of the Agreement, Mr. Stockton will provide transition and advisory services to the Company, drawing from his deep institutional knowledge of the Company and experience. In addition, Mr. Stockton will (i) consult with and advise the Company with respect to the Company’s on-going operations, (ii) supply and verify factual and historical information in connection with various Company matters that require him to remain reasonably available, as needed by the Company, (iii) fully cooperate with the Company with respect to any proceedings that relates to or arises from any matter with which he was involved during his employment with the Company or that concerns any matter of which he has information or knowledge, (iv) provide services related to the Company’s charitable undertakings, and (v) provide such other services as may be reasonably requested by the Chairman of the Board of Directors of the Company or his designee. During the term of the Agreement, Mr. Stockton will be subject to a number of covenants in favor of the Company, including non-competition, non-solicitation, confidentiality and cooperation in proceedings. Mr. Stockton will receive approximately $125,000 per month during the term of the Agreement, in consideration of and subject to, his continued services with the Company through each payment date, his compliance with the terms and conditions of the Agreement and his execution and non-revocation of a general release of claims against the Company on or following the end of the Consulting Period. He will be reimbursed for reasonable out-of-pocket expenses incurred by him in performing the services under the Agreement. Mr. Stockton will not be eligible for any other benefits or payments pursuant to the Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit Description

10.1*	Consulting Agreement, by and between the Company and Bryan G. Stockton, dated March 10, 2015.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: March 16, 2015